Exhibit 23



                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements Nos. 33-73376, 333-04295, 333-41768, and 333-88914 on Form S-8 and Registration
Statements Nos. 33-62830, 333-90395, 333-47041, and 333-97831 on Form S-3 of
CBL & Associates Properties, Inc. of our report dated February 27, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the impact of the adoption of Statement of Financial Accounting Standard No.144), appearing in this Annual Report on Form 10-K/A of CBL & Associates Properties, Inc. for the year ended December 31, 2003.



/s/ DELOITTE & TOUCHE LLP




Atlanta, Georgia
March 23, 2004